Employee Matters Agreement
between
SARA LEE CORPORATION
and
HANESBRANDS INC.

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EMPLOYEE MATTERS AGREEMENT
     This Employee Matters Agreement (this “Agreement”) is dated as of August 31, 2006 between Sara Lee Corporation, a Maryland corporation (“Sara Lee”), and Hanesbrands Inc., a Maryland corporation (“HBI”). Capitalized terms used herein (other than the formal names of Sara Lee Plans (as defined below) and related trusts of Sara Lee) and not otherwise defined herein, shall have the meanings ascribed to them in Article X below.
     WHEREAS, the board of directors of Sara Lee has determined that it is appropriate and desirable to separate Sara Lee’s branded apparel business from its other businesses; and
     WHEREAS, in order to effectuate the foregoing, Sara Lee and HBI have entered into a Master Separation Agreement dated as of August 31, 2006 (as amended, modified and/or restated from time to time, the “Separation Agreement”), which provides, among other things, subject to the terms and conditions set forth therein, for the Separation and the Distribution, and the execution and delivery of certain other agreements in order to facilitate and provide for the foregoing; and
     WHEREAS, the Parties desire to set forth certain agreements regarding employee benefit plans, programs and arrangements, and certain employment matters as described herein.
     NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, and subject to and on the terms and conditions herein set forth, the Parties hereby agree as follows:
ARTICLE I
GENERAL PRINCIPLES
     Section 1.1 Assumption of HBI Liabilities. Except as specified otherwise in this Agreement or as mutually agreed upon by HBI and Sara Lee from time to time and subject to the provisions of the Dedicated Employee Agreement, effective as of the Distribution Date, HBI and the HBI Plans hereby assume and agree to pay, perform, fulfill and discharge, in accordance with their respective terms, with respect to HBI Employees all Liabilities relating to, arising out of, or resulting from future, present or former employment with the Branded Apparel Business (including Liabilities relating to, arising out of, or resulting from Sara Lee Plans and HBI Plans); (b) all Liabilities relating to, arising out of, or resulting from any other actual or alleged employment relationship with the HBI Group; and (c) all other Liabilities relating to, arising out of, or resulting from obligations, liabilities and responsibilities expressly assumed or retained by the HBI Group, or a HBI Plan pursuant to this Agreement.
     Section 1.2 Establishment of HBI Plans.
     (a) Health and Welfare Plans and Fringe Benefit Plans. As further provided in Article IV below, effective as of or before the Distribution Date, HBI shall adopt the HBI Health and Welfare Plans and the HBI Fringe Benefit Plans.

     (b) 401(k) Plan. As further provided in Section 2.1 below, effective as of or before the Distribution Date, HBI shall adopt the HBI 401(k) Plan. Any service requirements contained in the HBI 401(k) Plan with respect to eligibility to participate generally or eligibility to share in any employer contributions thereunder shall be waived for HBI Employees who, immediately prior to the Distribution Date, were eligible to participate in the Sara Lee 401(k) Plan.
     (c) Pension Plan. As further provided in Section 2.2, effective as of or before the Distribution Date, HBI shall adopt the HBI Pension Plan solely to receive the transfer of Assets and Liabilities described in Section 2.2.
     (d) Equity and Incentive Compensation. Effective as of or before the Distribution Date, HBI shall adopt (i) the Hanesbrands Inc. Annual Incentive Plan, (ii) the HBI Stock Plan, and (iii) the Hanesbrands Inc. Performance Based Annual Incentive Plan. HBI shall also establish the Hanesbrands Inc. Employee Stock Purchase Plan on or before the Distribution Date, although employees may not be permitted to enroll in such plan for a period of time following the Distribution Date.
     (e) Nonqualified Plans. As further provided in Article III, effective as of or before the Distribution Date, HBI shall adopt (i) the HBI Deferred Compensation Plan, (ii) the HBI Deferred Compensation Plan for Non-Employee Directors and (iii) the HBI SERP.
     (f) Assistance by Sara Lee. If HBI requests , Sara Lee shall use its commercially reasonable best efforts for and on behalf of HBI to assist HBI in establishing the HBI Plans set forth herein and in procuring such contracts (including, but not limited to, trust agreements, insurance policies, service agreements, HMO agreements, vendor arrangements, funding arrangements, and investment arrangements), either via Sara Lee’s existing relationships under the Sara Lee Plans or with suitable new parties, as is necessary or desirable for purposes of establishing and administering the HBI Plans.
     Section 1.3 HBI Under No Obligation to Maintain Plans. Except as specified otherwise in this Agreement, nothing in this Agreement shall preclude HBI, at any time after the Distribution Date, from amending, merging, modifying, terminating, eliminating, reducing, or otherwise altering in any respect any HBI Plan, any benefit under any HBI Plan or any trust, insurance policy or funding vehicle related to any HBI Plans, or any employment or other service arrangement with HBI Employees, independent contractors or vendors (to the extent permitted by law).
     Section 1.4 HBI’s Participation in Sara Lee Plans.
     (a) Participation in Sara Lee Plans. Except as specified otherwise in this Agreement, HBI shall, until the Distribution Date, continue to be a Participating

Company in the Sara Lee Plans to the extent that HBI has not established a corresponding Plan.
     (b) Sara Lee’s General Obligations as Plan Sponsor. To the extent that HBI is a Participating Company in any Sara Lee Plan, Sara Lee shall continue to administer, or cause to be administered, in accordance with its terms and applicable law, such Sara Lee Plan, and shall have the sole and absolute discretion and authority to interpret the Sara Lee Plan, as set forth therein. Effective as of the Distribution Date or such earlier date as HBI establishes a corresponding Plan (as specified in Section 1.2 or otherwise in this Agreement), HBI shall automatically cease to be a Participating Company in the corresponding Sara Lee Plan.
     (c) HBI’s General Obligations as Participating Company. HBI shall perform, with respect to its participation in the Sara Lee Plans, the duties of a Participating Company as set forth in each such Plan or any procedures adopted pursuant thereto, including (without limitation): (i) assistance in the administration of claims, to the extent requested by the claims administrator of the applicable Sara Lee Plan; (ii) full cooperation with Sara Lee Plan auditors, benefit personnel and benefit vendors; (iii) preservation of the confidentiality of all financial arrangements Sara Lee has or may have with any vendors, claims administrators, trustees, service providers or any other entity or individual with whom Sara Lee has entered into an agreement relating to the Sara Lee Plans; and (iv) preservation of the confidentiality of participant information (including, without limitation, health information in relation to FMLA leaves) to the extent not specified otherwise in this Agreement.
     Section 1.5 Terms of Participation by HBI Employees in HBI Plans.
     (a) Non-Duplication of Benefits. The HBI Plans shall not provide benefits that duplicate benefits provided by the corresponding Sara Lee Plans. Sara Lee and HBI shall agree on methods and procedures, including amending the respective Plan documents, to prevent HBI Employees from receiving duplicate benefits from the Sara Lee Plans and the HBI Plans; provided, that nothing shall prevent Sara Lee from unilaterally amending the Sara Lee Plans to avoid any such duplication.
     (b) Service Credit. Except as specified otherwise in this Agreement, with respect to HBI Employees, each HBI Plan shall provide that all service and compensation that, as of the Distribution Date or earlier effective date of the HBI Plan, were recognized under the corresponding Sara Lee Plan shall, as of the Distribution Date or earlier effective date of the HBI Plan, receive full recognition and credit and be taken into account under such HBI Plan to the same extent as if such items occurred under such HBI Plan, except to the extent that duplication of benefits would result. The service crediting provisions shall be subject to any applicable “service bridging,” “break in service,” “employment date,” or “eligibility date” rules under the HBI Plans and the Sara Lee Plans.

     Section 1.6 Foreign Plans. HBI and Sara Lee each intend that matters, issues, or Liabilities relating to, arising out of, or resulting from Foreign Plans and non-U.S.-related employment matters be handled in a manner that is consistent with comparable U.S. matters, issues, or Liabilities as reflected in this Agreement (to the extent permitted by applicable law or as otherwise specified in the applicable Section or Schedule thereto.
ARTICLE II
RETIREMENT PLANS
     Section 2.1 401(k) Plan.
     (a) 401(k) Plan Trust. Effective as of or before the Distribution Date, HBI shall establish, or cause to be established, a separate trust, which is intended to be tax-qualified under Code Section 401(a), to be exempt from taxation under Code Section 501(a), and to form a part of the HBI 401(k) Plan. To the extent permitted by law, the HBI 401(k) Plan shall accept rollover contributions that satisfy Section 402 of the Code including, without limitations, rollover contributions from the Sara Lee 401(k) Plan.
     (b) 401(k) Plan: Assumption of Liabilities and Transfer of Assets. Effective as of or before the Distribution Date: (i) the HBI 401(k) Plan shall assume and be solely responsible for all Liabilities relating to, arising out of, or resulting from HBI Employees under the Sara Lee 401(k) Plan including, without limitation, outstanding loans of HBI Employees; (ii) Sara Lee shall cause the accounts of the HBI Employees under the Sara Lee 401(k) Plan that are held by its related trust, including promissory notes evidencing outstanding loans of HBI Employees, to be transferred to the HBI 401(k) Plan and its related trust in the form of mutual fund shares and other in-kind Assets held by the Sara Lee 401(k) Plan (or, if otherwise agreed by Sara Lee and HBI, in cash); and HBI shall cause such transferred accounts to be accepted by such Plan and its related trust. HBI shall take all actions necessary and appropriate to provide that all amounts transferred to the accounts of HBI Employees under this Subsection 2.1(b) shall continue to vest on and after the Distribution Date. HBI and Sara Lee acknowledge and agree that such transfer of Assets and Liabilities will comply with Sections 401(a)(12), 414(l) and 411(d)(6) of the Code and the regulations thereunder. Following the Distribution Date, Sara Lee shall retain sole responsibility for all benefit obligations under the Sara Lee 401(k) Plan, and HBI shall have no obligation with respect thereto. Sara Lee shall provide HBI with at least sixty (60) days written notice of the transfer of assets described above, unless HBI agrees to a shorter notice period.
     (c) 2006 ESOP Allocation. On or before the Distribution, Sara Lee shall amend the Sara Lee 401(k) Plan to provide that HBI employees who are actively employed on the Distribution Date and who would have been eligible to receive an ESOP allocation under the terms of the Sara Lee 401(k) Plan had they remained covered thereunder through December 31, 2006 shall be eligible to receive an allocation under the

Sara Lee 401(k) Plan equal to two percent (2%) of their eligible compensation from January 1, 2006 through the Distribution Date. Any such allocation made on behalf of an HBI employee shall be made at the same time and in the same manner as allocations are made to eligible Sara Lee employees; provided, that in lieu of shares of Sara Lee common stock, such allocation will be made in the form of shares of HBI common stock unless Internal Revenue Service approval of the allocation of HBI common stock in lieu of Sara Lee common stock cannot be obtained. The assets allocated to HBI employees pursuant to this provision shall be transferred to the HBI 401(k) Plan as soon as administratively practicable following the completion of the allocation for 2006 under the Sara Lee 401(k) Plan.
     (d) 401(k) Plan: Stock Considerations. As a result of the Distribution and the account transfers provided in Section 2.1(c) above, participant accounts in each of the Sara Lee 401(k) Plan and the HBI 401(k) Plan may both contain, at least initially, Sara Lee and HBI employer securities. HBI and Sara Lee each shall have complete discretion to determine the terms and conditions pursuant to which their respective 401(k) Plans may (or may not) continue to hold the stock of the other entity. Sara Lee and HBI shall assume sole responsibility for ensuring that their respective company stock funds and underlying employer securities held in each such fund, are maintained in compliance with all SEC requirements including, without limitation, filing forms S-8 and 11-K and the prospectus requirements for such funds.
     (e) No Distribution to HBI Employees. The Sara Lee 401(k) Plan and the HBI 401(k) Plan shall provide that no distribution of account balances shall be made to any HBI Employee solely on account of the Distribution.
     (f) Administration of HBI 401(k) Plan. Prior to the Distribution Date, HBI shall contract with a third party administrator or make other arrangements to administer the HBI 401(k) Plan, which contract or other arrangement shall include the administration of participant loans transferred from the Sara Lee 401(k) Plan to the HBI 401(k) Plan.
     Section 2.2 Pension Plan.
     (a) Pension Plan Trust. Effective as of or before the Distribution Date, HBI shall establish, or cause to be established, a separate trust, which is intended to be tax-qualified under Code Section 401(a), to be exempt from taxation under Code Section 501(a), and to form a part of the HBI Pension Plan.
     (b) Pension Plan: Assumption of Liabilities and Transfer of Assets. Effective as of or before the Distribution Date, the HBI Pension Plan shall assume and be solely responsible for all Liabilities relating to, arising out of, or resulting from HBI Employees and under the Sara Lee Pension Plan. As soon as practicable following the Distribution Date, Sara Lee shall cause Assets of the Sara Lee Pension Plan that are held by its related trust related to the HBI Employees to be transferred to the HBI Pension

Plan and its related trust in cash, or if mutually agreed by Sara Lee and HBI, other property; and HBI shall cause such transferred amounts to be accepted by such Plan and its related trust. HBI and Sara Lee acknowledge and agree that such transfer of Assets and Liabilities will comply with Sections 401(a)(12), 414(l) and 411(d)(6) of the Code and the regulations thereunder and that the value of the assets to be transferred as determined under Section 414(l) of the Code shall be adjusted from January 1, 2006 to the transfer date to reflect the investment experience under the Sara Lee Pension Plan, the HBI Pension Plan’s allocable share of expenses and any benefit distributions made to HBI Employees. The HBI Pension Plan will continue to participate in the Sara Lee Corporation Master Investment Trust for Defined Benefit Plans (the “Master Trust”) subject to Sara Lee’s direction of the assets of the Master Trust without distinction as to any particular participating plan for a transition period not exceeding 270 days following the Distribution Date; provided, that HBI holds Sara Lee harmless with respect to such continued participation.
     Section 2.3 Puerto Rico Plans. Effective as of or before the Distribution Date, Sara Lee shall transfer sponsorship of the Puerto Rico Plans (and their related trusts) to HBI, so that after the Distribution Date, the Puerto Rico Plans are maintained solely by HBI. Sara Lee and HBI agree that the Sara Lee Personal Products Hourly Retirement Plan of Puerto Rico will continue to participate in the Master Trust subject to Sara Lee’s direction of the assets of the Master Trust without distinction as to any particular participating plan for a transition period not exceeding 270 days following the Distribution Date; provided, that HBI holds Sara Lee harmless with respect to such continued participation.
     Section 2.4 Canadian Pension Plans. Effective as of or before the Distribution Date, Sara Lee shall transfer sponsorship of the Canadian Main Pension Plan (and its related trust) to HBI and Sara Lee shall become a Participating Company in such plan with respect to Sara Lee Employees who are actively employed and covered thereunder on such date ( “Transferred SLC Canadian Employees”) and Sara Lee shall retain liability for such employees’ benefits provided under the Canadian Main Pension Plan until such time as all governmental approvals necessary to transfer that portion of the Canadian Main Retirement Plan attributable to Transferred SLC Canadian Employee to a plan maintain solely by Sara Lee are obtained at which time Sara Lee and HBI shall enter into an agreement providing for such transfer. Notwithstanding the forgoing, Sara Lee shall retain liability under the Canadian Main Pension Plan with respect to, and shall indemnify HBI for, any increase in the liability under the Canadian Main Pension Plan that occurs as the consequence of the March 6, 1987 closure of the Point-Claire, Ontario plant, the October 30, 1987 closure of the Brockville, Ontario plant or the October 31, 1987 sale of Electrolux. As plan sponsor of the Canadian Main Pension Plan, HBI shall administer, or cause to be administered, the Canadian Main Pension Plan in accordance with its terms and applicable law and shall have the sole and absolute discretion and authority to interpret the Canadian Main Pension Plan, as set forth therein. Sara Lee shall perform, with respect to its participation in the Canadian Main Pension Plan, the duties of a Participating Company as set forth in the Canadian Main Pension Plan or any procedures adopted pursuant thereto, including (without limitation): (i) assistance in the administration of claims, to the extent requested by the claims administrator of the Canadian Main Pension Plan; (ii) full cooperation with the Canadian Main Pension Plan auditors, benefit personnel and benefit vendors; (iii) preservation of the confidentiality of all financial arrangements HBI has or may have with any vendors, claims administrators, trustees, service providers or any other entity or individual with whom HBI has entered into an agreement relating to the Canadian Main Pension Plan; and (iv) preservation of the confidentiality of participant information. After the Distribution Date the assets of Canadian Main Pension Plan will continue to participate in the Sara Lee of Canada NS ULC Master Trust or any continuation thereof (the “Canadian Master Trust”) subject to Sara Lee’s direction of the assets of the Canadian Master Trust without distinction as to any particular participating plan for a transition period not exceeding 270 days following the Distribution Date; provided, that HBI holds Sara Lee harmless with respect to such continued participation.
     Section 2.5 Other HBI Retirement Plans. As of the Distribution Date, Sara Lee shall transfer sponsorship of The Harwood Companies, Inc. 401(k) Plan to HBI. Following the Distribution Date, HBI shall retain sole responsibility for all benefit obligations under The Harwood Companies, Inc. 401(k) Plan and Sara Lee shall have no obligation with respect thereto.
ARTICLE III
NON-QUALIFIED PLANS
     Section 3.1 Deferred Compensation Plan. As of December 31, 2005, HBI Employees ceased all future contributions to the Sara Lee Deferred Compensation Plan. Sara Lee shall determine the amount of Liabilities under the Sara Lee Deferred Compensation Plan attributable to HBI Employees as of the Distribution Date. On or before the Distribution Date, Sara Lee shall transfer such Liabilities to the HBI Deferred Compensation Plan, and coincident with the receipt of such transfer, HBI, and specifically the HBI Deferred Compensation Plan shall assume all responsibilities and obligations relating to, arising out of, or resulting from such Liabilities. Such transferred Liabilities shall include any Sara Lee Restricted Stock Units, the payment of which has been deferred under the Sara Lee Deferred Compensation Plan.
     Section 3.2 SERP. Effective on or before the Distribution Date, HBI shall establish the HBI SERP and Sara Lee shall determine the amount of Liabilities under the Sara Lee SERP attributable to HBI Employees and the amount of Liabilities under the Canadian SERP attributable to HBI Employees who are participants in the Canadian Main Pension Plan. As soon as administratively practicable thereafter, Sara Lee shall transfer such Liabilities to the HBI SERP and, coincident with the receipt of such transfer, HBI, and specifically the HBI SERP, shall assume all responsibilities and obligations relating to, arising out of, or resulting from such Liabilities. Sara Lee shall determine such Liability in a manner that is consistent with the manner in which is has determined such Liability for financial reporting purposes.
     Section 3.3 Other Non-Qualified Plans. Effective on or before the Distribution Date, Sara Lee shall transfer sponsorship of the Hanesbrands Inc Intimate Apparel Key Management

Cadre Retirement Plan and the Hanesbrands Inc Personal Products Supplemental Retirement Plan to HBI, so that after the Distribution Date, the Hanesbrands Inc Intimate Apparel Key Management Cadre Retirement Plan and the Hanesbrands Inc Personal Products Supplemental Retirement Plan are maintained solely by HBI.
     Section 3.4 Administrative Services. Prior to the Distribution Date, HBI shall contract with a third party administrator, bank or stock transfer agent or otherwise make arrangements to administer the HBI Deferred Compensation Plan and the HBI SERP on or after the Distribution Date. Sara Lee shall provide administrative assistance to HBI in connection with the HBI Deferred Compensation Plan and the HBI SERP for a period of time in accordance with Schedule 5 of the Master Transition Services Agreement.
ARTICLE IV
HEALTH AND WELFARE PLANS
     Section 4.1 Health Plans as of the Distribution Date.
     (a) HBI Health Plans. Not later than the Distribution Date, HBI shall establish the HBI Health Plans and, correspondingly, HBI shall cease to be a Participating Company in the Sara Lee Health Plans. After the Distribution Date, HBI shall be solely responsible for the administration of the HBI Health Plans: provided that certain administrative functions shall be performed or supported by Sara Lee pursuant to Schedule 5 to the Master Transition Services Agreement.. HBI shall be solely responsible for the payment of all employer-related costs in establishing and maintaining the HBI Health Plans, and for the collection and remittance of participant contributions and premiums, subject to Section 7.2. Following the Distribution Date, Sara Lee shall retain sole responsibility for all benefit obligations under the Sara Lee Health Plans (except as provided in Sections 4.2), and HBI shall have no obligation (except as provided in Sections 4.2) with respect thereto.
     (b) HBI as Participating Company. Except as otherwise agreed by Sara Lee and HBI, until the date that HBI establishes the HBI Health Plans, HBI shall be a Participating Company in the Sara Lee Health Plans and the Sara Lee Section 125 Plan. Sara Lee shall administer claims incurred under the Sara Lee Health Plans and the Sara Lee Section 125 Plan by HBI Employees for as long as HBI is a Participating Company in such plans. Any determination made or settlements entered into by Sara Lee with respect to such claims shall be final and binding. HBI shall retain financial and administrative (“run-out”) Liability and all related obligations and responsibilities for all claims incurred by HBI Employees while HBI is a Participating Company in the Sara Lee Health Plans and the Sara Lee Section 125 Plan, including any claims that were administered by Sara Lee as of, on, or after such date. Any such run-out Liability and all related claims, charges, and expenses shall be settled in a manner consistent with past practices and policies, including an interim accounting and a final accounting between

Sara Lee and HBI. As of the Distribution Date, the reserve included in Sara Lee’s financial statements for “Incurred But Not Reported” medical and dental expenses attributable to HBI Employees shall be transferred to HBI.
     (c) COBRA. HBI shall continue to be responsible through the date that it establishes the HBI Health Plans for compliance with the health care continuation coverage requirements of COBRA and the Sara Lee Health Plans with respect to HBI Employees, and qualified beneficiaries (as such term is defined under COBRA). As of the date that HBI establishes the HBI Health Plans, any COBRA Liabilities attributable to any HBI Employee, (or a qualified beneficiary of such individuals) shall become an HBI Liability. Effective as of the date HBI ceases to be a Participating Company in the Sara Lee Health Plans, HBI shall be solely responsible for compliance with the health care continuation coverage requirements of COBRA and the HBI Health Plans for HBI Employees and their qualified beneficiaries (as such term is defined under COBRA).
     (d) Assumption of Retiree Medical Liabilities. Effective as of the Distribution Date, the HBI Health Plans shall assume and be solely responsible for all retiree medical Liabilities relating to, arising out of, or resulting from HBI Employees under the Sara Lee Health Plans subject to the terms of the HBI Health Plans (including, without limitation, HBI’s right to amend and/or terminate the HBI Health Plans).
     (e) Woolwine VEBA. Not later than the Distribution Date, Sara Lee shall transfer sponsorship of the Woolwine VEBA ( a trust which is exempt from taxation under Code Section 501(c)(9)) to HBI, so that after the Distribution Date, the Woolwine VEBA is maintained solely by HBI.
     (f) CMS. After the Distribution Date, HBI shall assume all Liabilities relating to, arising out of, or resulting from claims, if any, under the CMS data match reports that relate to HBI Employees or the HBI Terminated Employees.
     Section 4.2 Section 125 Plan. Effective on the date that HBI establishes the HBI Health Plans, HBI shall establish, or cause to be established, the HBI Section 125 Plan and on and after that date HBI shall be solely responsible for the HBI Section 125 Plan. HBI shall remain a Participating Company in the Sara Lee Section 125 Plan until the date HBI establishes the HBI Section 125 Plan. The existing elections for HBI Employees participating in the Sara Lee Section 125 Plan and for newly-eligible employees of HBI who elect to participate in the Sara Lee Section 125 Plan shall remain in effect in the HBI Section 125 Plan through the end of the applicable Section 125 plan year (including any grace period) in which HBI ceases to be a Participating Company in the Sara Lee Section 125 Plan. In the event that HBI establishes the HBI Section 125 Plan after the beginning of the Section 125 plan year under the Sara Lee FSA Plan, Sara Lee shall cause the accounts of HBI Employees who are participating in the Sara Lee FSA Plan to be transferred to the HBI Section 125 Plan.
     Section 4.3 Severance Plans. Effective as of or before the Distribution Date, Sara Lee shall transfer sponsorship of the Sara Lee Branded Apparel Hourly Employee Separation

Pay Benefits Plan, the Sara Lee Corporation Severance Pay Plan for Employees of SLBA, the Hanesbrands Inc. Transformation Severance Pay Event Plan, the Sara Lee Branded Apparel Hourly Employee 2006 Reorganization Separation Pay Benefits Plan for the Asheboro, North Carolina Plant’s Refurbishing Department, the Sara Lee Branded Apparel Hourly Employee 2006 Reorganization Separation Pay Benefits Plan for Galax Textiles and the Sara Lee Branded Apparel Hourly Employee 2006 Reorganization Separation Pay Benefits Plan for Eden Yarn to HBI and upon such transfer HBI shall have sole responsibility for the Liabilities under such plans and Sara Lee shall have no liability with respect thereto.
     Section 4.4 Disability Plans. Not later than the Distribution Date, HBI shall establish the HBI Disability Plans. Until the earlier of the Distribution Date and the date HBI establishes the HBI Disability Plans, HBI shall continue as a Participating Company in the Sara Lee Disability Plans. As of the earlier of the Distribution Date and the date HBI establishes the HBI Disability Plans, any Liabilities under the Sara Lee Disability Plans attributable to any HBI Employee (or such individual’s eligible dependent) shall become an HBI Liability.
     Section 4.5 Group Insurance Plan. Not later than the Distribution Date, HBI may establish the HBI Group Insurance Plan. Until the earlier of the Distribution Date or the date HBI establishes the HBI Group Insurance Plan, HBI shall continue to be a Participating Company in the Sara Lee Group Insurance Plan. Effective as of the earlier of the Distribution Date and the date HBI establishes the HBI Group Insurance Plan, HBI shall be solely responsible for maintaining the HBI Group Insurance Plan.
     Section 4.6 Executive Plans. As of the Distribution Date, HBI Employees who were participants in the Sara Lee Executive Plans shall cease participation in such plans. HBI may establish the HBI Executive Plans, in its sole discretion.
ARTICLE V
EQUITY AND OTHER COMPENSATION
     Section 5.1 Sara Lee Performance Shares. Performance Shares that an HBI Employee has been awarded under a Sara Lee Stock Plan for a performance period beginning prior to the Distribution Date shall continue to vest over the applicable performance period subject to the attainment of Sara Lee performance measures and any other terms and conditions of the award and the Sara Lee Stock Plan. Sara Lee shall charge HBI for the fair market value of awards earned by HBI Employees under any such Sara Lee Stock Plan.
     Section 5.2 Sara Lee Restricted Stock Units. At the Distribution Date, each outstanding Sara Lee Restricted Stock Unit held by an HBI Employee shall be fully vested and then paid by Sara Lee to such HBI Employee as soon as practicable thereafter; provided, that if a deferral election is in place with respect to such Sara Lee Restricted Stock Unit, such Sara Lee Restricted Stock Unit shall be deferred as provided in Section 3.1 above. As a result of the Distribution, HBI Employees holding Sara Lee Restricted Stock Units shall receive Sara Lee common stock equivalent in value to the shares of HBI common stock that would have been received in the Distribution and such Sara Lee common stock shall be paid as soon as practicable after the Distribution Date along with the Sara Lee common stock reflecting the Sara Lee Restricted Stock Unit.
     Section 5.3 Sara Lee Options. At the Distribution Date, each outstanding Sara Lee Option held by an HBI Employee, whether vested or unvested, shall become fully vested and the number of shares subject to each vested option and the per-share exercise price shall be adjusted to reflect the impact of the Distribution. Each Sara Lee Option issued under the Sara Lee Share 2000 or Share 2003 Programs will expire six months after the Distribution Date if it is not exercised prior to that date, except to the extent that the terms of such option provide for an extension of the exercise period beyond that six-month period. With respect to each other Sara Lee Option granted under the Sara Lee Corporation 1998 Long-Term Incentive Stock Plan, the option shall expire six months after the Distribution Date if it is not exercised prior to that date; provided, that in the case of an HBI Employee who is receiving severance benefits under a Sara Lee Severance Plan, the Sara Lee Options shall expire at the end of the HBI Employee’s severance period and in the case of an HBI Employee who is eligible for early retirement under the Sara Lee Pension Plan (at the time of the Distribution or, if later, at the end of the HBI Employee’s severance period), such HBI Employee shall be treated as a retiree in determining when such options expire. In its administration of the Sara Lee Stock Plan, Sara Lee shall continue to provide to HBI Employees who remain participants in the Sara Lee Stock Plan the same recordkeeping, transaction, and other services that it provides to similarly situated participants in the Sara Lee Stock Plan who are not HBI Employees and shall remain responsible for all communications to such HBI Employees.
     Section 5.4 Sara Lee Stock Purchase Plan. HBI Employees will continue to participate in the Sara Lee Corporation 2005 International Employee Stock Purchase Plan (the “Sara Lee 423 Plan”) until the Distribution Date. Any contributions which cannot be used to purchase shares of Sara Lee Common Stock under the Sara Lee 423 Plan shall be returned to HBI Employees in accordance with the terms of the Sara Lee 423 Plan.
     Section 5.5 Administrative Services. Prior to the Distribution Date, HBI shall contract with a third party administrator, bank or stock transfer agent to administer any awards granted under the HBI Stock Plan on or after the Distribution Date. Until the Distribution Date, Sara Lee shall provide administrative assistance to HBI in connection with the administration of awards granted under the HBI Stock Plan in accordance with Schedule 5 of the Master Transition Services Agreement.
ARTICLE VI
FRINGE AND OTHER BENEFITS
     Section 6.1 Fringe Benefit Plans. Except as otherwise agreed by Sara Lee and HBI, until the Distribution Date (or such other date that HBI is able to administer its own benefits accounting), HBI shall be a Participating Company in the Sara Lee Fringe Benefit Plans. Sara

Lee shall administer benefits accounting for the HBI Fringe Benefit Plans for 2006, but only to the extent that HBI has not established and assumed administrative responsibility for a corresponding Fringe Benefit Plan. Any determination made with respect to the Sara Lee Fringe Benefit Plans shall be final and binding. HBI shall retain financial and administrative Liability and all related obligations and responsibilities for all claims incurred by HBI Employees while HBI was a Participating Company in the Sara Lee Fringe Benefit Plans, including any claims that were administered by Sara Lee as of, on, or after the date HBI ceased to be a Participating Company. Any such Liability and all related claims, charges, and expenses shall be settled in a manner consistent with past practices and policies, including an interim accounting and a final accounting between Sara Lee and HBI.
     Section 6.2 Paid Time Off. Effective as of the Distribution Date, HBI shall establish its own paid time off policy and any earned but unused paid time off (including vacation pay) that an HBI Employee is entitled to as of the Distribution Date under Sara Lee’s paid time off policy will be rolled forward into the HBI paid time off policy and provided in accordance with the HBI paid time off policy following the Distribution Date. On and after the Distribution Date, Sara Lee shall have no liability for paid time off on behalf of any HBI Employee.
ARTICLE VII
ADMINISTRATIVE PROVISIONS
     Section 7.1 Intercompany Transitional Services. Effective as of the Separation Date, Sara Lee and HBI shall enter into the Master Transition Services Agreement covering the provisions of interim services, including financial, accounting, legal, benefits-related and other services by Sara Lee to HBI or, in certain circumstances, vice versa. The provision of such interim services by each of Sara Lee and HBI is intended to be covered exclusively by the terms and conditions of the Master Transition Services Agreement. Accordingly, HBI and Sara Lee shall each be responsible for their own internal fees, costs and expenses (e.g., salaries of personnel) incurred in connection with the provision of services under this Agreement.
     Section 7.2 Payment of Liabilities, Plan Expenses and Related Matters.
     (a) Expenses and Costs Chargeable to a Trust. HBI shall pay its share of any contributions made to any trust maintained in connection with a Sara Lee Plan while HBI is a Participating Company in that Sara Lee Plan and Sara Lee shall pay its share of any contributions made to any trust maintained in connection with a HBI Plan while Sara Lee is a Participating Company in that HBI Plan. To the extent HBI continues to participate in a Sara Lee Plan after the Distribution Date, the contributions described in this section shall be directed to a separate, corresponding trust established by HBI and to the extent Sara Lee continues to participate in a HBI Plan after the Distribution Date, the contributions described in this section shall be directed to a separate, corresponding trust established by Sara Lee.

     (b) Expenses and Costs of Plan Not Chargeable to a Trust. HBI shall be responsible for (through either direct payment or reimbursement to Sara Lee) Sara Lee’s costs and expenses associated with HBI’s participation in each Sara Lee Plan while HBI is a Participating Company in that Sara Lee Plan including, but not limited to, the cost of all claims incurred under the Sara Lee Health and Welfare Plans, the cost of all claims incurred under the Sara Lee Section 125 Plan (to the extent such claims are not -reimbursed by payroll deduction), the cost of all payments or other distributions (including the fair market value of all Sara Lee securities issued by Sara Lee) made under a Sara Lee Stock Plan, the cost of all restricted stock awards made under a Sara Lee Stock Plan, the cost of all payments or other distributions made under any other Sara Lee Stock Plan (excluding, for this purpose options exercised under any Sara Lee Stock Plan) and the cost of any other benefit provided or payment made under any Sara Lee Plan to the extent not otherwise specifically provided in this Agreement. Any such payment or reimbursement shall be made within thirty (30) business days after Sara Lee provides HBI with notice of such expenses or costs. Similarly, Sara Lee shall be responsible (through either direct payment or reimbursement to HBI) for HBI’s costs and expenses associated with Sara Lee’s participation in each HBI Plan while Sara Lee is a Participating Company in that HBI Plan and any such payment or reimbursement shall be made within thirty (30) business days after HBI provides Sara Lee with notice of such expenses or costs.
     (c) Contributions to Trusts. With respect to Sara Lee Plans to which HBI Employees make contributions, Sara Lee shall use reasonable procedures to determine HBI Assets and Liabilities associated with each such Plan, taking into account such contributions, settlements, refunds and similar payments. With respect to HBI Plans to which Sara Lee Employees make contributions, HBI shall use reasonable procedures to determine Sara Lee’s Assets and Liabilities associated with each such Plan, taking into account such contributions, settlements, refunds and similar payments.
     (d) Administrative Expenses Not Chargeable to a Trust. To the extent not covered by the Master Transition Services Agreement (as contemplated by Section 7.1) or another Ancillary Agreement, and to the extent not otherwise agreed to in writing by Sara Lee and HBI, and to the extent not chargeable to a trust established in connection with a Sara Lee or a HBI Plan (as provided in paragraph (a)), (i) HBI shall be responsible, through either direct payment or reimbursement to Sara Lee, for its allocable share of actual third party and/or vendor costs and expenses incurred by Sara Lee and additional costs and expenses in the administration of the Sara Lee Plans while HBI participates in such Sara Lee Plans, and the HBI Plans, to the extent Sara Lee procures, prepares, implements and/or administers such HBI Plans and (ii) Sara Lee shall be responsible, through either direct payment or reimbursement to HBI, for its allocable share of actual third party and/or vendor costs and expenses incurred by HBI and additional costs and expenses in the administration of the HBI Plans while Sara Lee participates in such HBI Plans and the Sara Lee Plans, to the extent HBI provides any administrative support to such Sara Lee Plans. An allocable share of any such costs and expenses will be determined in a manner consistent with the manner in which the allocable share of such costs and expenses was determined prior to the Separation Date.
     Section 7.3 Plan and Participant Information. Sara Lee and HBI shall share, or cause to be shared, all participant information that is necessary or appropriate for the efficient and accurate administration of each of the Sara Lee Plans and the HBI Plans during the respective periods applicable to such Plans, including but not limited to, information on HBI Employees. Sara Lee and HBI and their respective authorized agents shall, subject to applicable laws of confidentiality and data protection (including, without limitation, HIPAA), be given reasonable and timely access to, and may make copies of, all information relating to the subjects of this Agreement in the custody of the other party or its agents, to the extent necessary or appropriate for such administration. At HBI’s reasonable request, Sara Lee shall provide HBI with such financial, operational and other information (including, in the case of a Plan’s Assets and Liabilities, detailed information on the methods used to determine the value of such Assets and Liabilities) on each Plan listed on Schedule 7.3 at a level of detail reasonably acceptable to HBI; provided, that if such information cannot be reasonably obtained by Sara Lee without additional cost, HBI shall reimburse Sara Lee for all additional third-party costs and such other reasonable costs of obtaining the information.
     Section 7.4 Reporting and Disclosure Communications to Participants. For any period in which HBI is a Participating Company in the Sara Lee Plans, and for any period in which Sara Lee is a Participating Company in the HBI Plans, HBI and Sara Lee shall take, or cause to be taken, all actions necessary or appropriate to facilitate the distribution of all Plan-related communications and materials related to the other Party’s Plans to employees, participants and beneficiaries, including (without limitation) summary plan descriptions and related summaries of material modification(s), summary annual reports, investment information, prospectuses, certificates of creditable coverage, notices and enrollment material for the Sara Lee Plans and HBI Plans. Sara Lee and HBI each shall assist the other Party in complying with all reporting and disclosure requirements of ERISA, including the preparation of Form Series 5500 annual reports for the Sara Lee and HBI Plans, where applicable.
     Section 7.5 Employee Identification Numbers. Until the Distribution Date, Sara Lee and HBI shall not change any employee identification numbers assigned by Sara Lee. Sara Lee and HBI mutually agree to establish a policy pursuant to which employee identification numbers assigned to either employees of Sara Lee or HBI shall not be duplicated between Sara Lee and HBI.
     Section 7.6 Beneficiary Designation. Subject to Section 7.10, all beneficiary designations made by HBI Employees for the Sara Lee Plans shall be transferred to and be in full force and effect under the corresponding HBI Plans, in accordance with the terms of each such applicable HBI Plan and to the extent permissible under such Plan, until such beneficiary designations are replaced or revoked by the HBI Employees who made the beneficiary designation.

     Section 7.7 Requests for IRS and DOL Opinions. Sara Lee and HBI shall make such applications to regulatory agencies, including the IRS, PBGC and DOL, as may be necessary or appropriate. HBI and Sara Lee shall cooperate fully with one another on any issue relating to the transactions contemplated by this Agreement for which Sara Lee and/or HBI elects to seek a determination letter or private letter ruling from the IRS or an advisory opinion from the DOL.
     Section 7.8 Fiduciary Matters. Sara Lee and HBI each acknowledge that actions contemplated to be taken pursuant to this Agreement may be subject to fiduciary duties or standards of conduct under ERISA or other applicable law, and that no party shall be deemed to be in violation of this Agreement if such party fails to comply with any provisions hereof based upon such party’s good faith determination that to do so would violate such a fiduciary duty or standard.
     Section 7.9 Consent of Third Parties. If any provision of this Agreement is dependent on the consent of any third party (such as a vendor) and such consent is withheld, Sara Lee and HBI shall use their commercially reasonable best efforts to implement the applicable provisions of this Agreement. If any provision of this Agreement cannot be implemented due to the failure of such third party to consent, Sara Lee and HBI shall negotiate in good faith to implement the provision in a mutually satisfactory manner.
     Section 7.10 Financial Reporting Cooperation. HBI shall provide to Sara Lee such financial or other information as Sara Lee shall reasonably request to allow Sara Lee to satisfy its financial reporting obligations with respect to any period for which HBI impacts Sara Lee financial reporting; provided, that if such information cannot be reasonably obtained by HBI without additional cost, Sara Lee shall reimburse HBI for all additional third-party costs and such other reasonable costs of obtaining the information. Sara Lee shall provide to HBI such financial or other information as HBI shall reasonably request to allow HBI to satisfy its financial reporting obligations with respect to any period for which Sara Lee impacts HBI financial reporting; provided, that if such information cannot be reasonably obtained by Sara Lee without additional cost, HBI shall reimburse Sara Lee for all additional third-party costs and such other reasonable costs of obtaining the information.
ARTICLE VIII
EMPLOYMENT-RELATED MATTERS
     Section 8.1 Transfer of Employment to HBI. Effective January 1, 2006, pursuant to the Dedicated Employee Agreement, all employees of the Branded Apparel Business as of December 31, 2005 were transferred to employment with HBI. Effective on the Distribution Date, each other HBI Employee who was not transferred to HBI as of January 1, 2006 pursuant to the Dedicated Employee Agreement shall be transferred to employment with HBI.
     Section 8.2 Terms of HBI Employment. Except as agreed to by the Parties, all basic terms and conditions of employment for HBI Employees including, without limitation, their pay and benefits in the aggregate shall, to the extent legally and practicably possible, remain substantially the same through the Distribution Date (other than reasonable raises and bonuses provided in the ordinary course of business and consistent with past practice) as the terms and conditions that were in place when the HBI Employee was employed by the Sara Lee Group, as applicable. Nothing in the Separation Agreement, this Agreement, or any Ancillary Agreement should be construed to change the at-will status of the employment of any of the employees of the Sara Lee Group or the HBI Group or shall preclude HBI from making individual wage or salary adjustments in the ordinary course of business to align pay to job responsibilities.
     Section 8.3 Collective Bargaining Agreements. Sara Lee is a party to the collective bargaining agreements listed on Schedule 8.3 (the “Labor Agreements”). The Labor Agreements set certain terms and conditions of employment for HBI Employees. HBI shall use reasonable best efforts to ensure that, as of the Distribution Date, it assumes Sara Lee’s rights and obligations under the Labor Agreements. Sara Lee shall provide such assistance as HBI may reasonably request to accommodate such assumption. To the extent that any provision of this Agreement is inconsistent with the Labor Agreements, the provisions of the Labor Agreements shall prevail.
     Section 8.4 Post-Distribution Payroll Discrepancies. If either HBI or Sara Lee determines that any employee has been incorrectly classified as an HBI Employee or a Sara Lee Employee, the Parties shall transfer such employee to the correct employer’s payroll and other systems. The Party to which such employee is transferred shall reimburse the other Party for any Liabilities that accrued in relation to such employee after the Distribution. The Parties shall use reasonable best efforts to insure that payment of the employee’ compensation shall not be delayed except in the ordinary course of business.
     Section 8.5 Employment of Employees with U.S. Work Visas. HBI will request amendments to the nonimmigrant visa status of HBI Employees with U.S. work visas authorizing them to work for Sara Lee, so as to allow them to work for HBI.
     Section 8.6 Confidentiality and Proprietary Information. No provision of the Separation Agreement or any Ancillary Agreement shall be deemed to release any individual for any violation of the Sara Lee non-competition guideline or any agreement or policy pertaining to confidential or proprietary information of any member of the Sara Lee Group, or otherwise relieve any individual of his or her obligations under such non-competition guideline, agreement, or policy.
     Section 8.7 Personnel Records. Subject to applicable laws on confidentiality and data protection HBI and Sara Lee shall deliver to each other prior to the Distribution Date, personnel records of the other entity’s employees on any electronic or other data system.
     Section 8.8 Medical Records. Subject to applicable laws on confidentiality and data protection (including, without limitation, HIPAA), Sara Lee shall deliver to HBI prior to the Distribution Date, medical records of HBI Employees to the extent such records (a) relate to HBI Employees’ active employment by, leave of absence from, or termination of employment with

HBI, and (b) are necessary to administer and maintain employee benefit plans, including but not limited to Health Plans and for determining eligibility for paid and unpaid Leaves of Absence for medical reasons.
     Section 8.9 Unemployment Insurance Program.
     (a) Claims Administration Through Distribution Date. Unless otherwise directed by HBI, Sara Lee shall assist HBI in receiving service from Sara Lee’s third party unemployment insurance administrator through the Distribution Date. HBI shall cooperate with the unemployment insurance administrator by providing any and all necessary or appropriate information reasonably available to HBI.
     (b) Claim Administration Post-Distribution Date. As of the Distribution Date, HBI shall be responsible for complying with the unemployment insurance requirements of the states in which the HBI Group conducts business and for obtaining and maintaining third party insurance programs for its risk of loss.
     Section 8.10 Non-Termination of Employment; No Third-Party Beneficiaries. Except as specified in Article V of this Agreement. no provision of this Agreement, the Separation Agreement, or any Ancillary Agreement shall be construed to create any right or accelerate entitlement to any compensation or benefit whatsoever on the part of any HBI Employee, or other former, present or future employee of Sara Lee or HBI under any Sara Lee Plan or HBI Plan or otherwise. Without limiting the generality of the foregoing: (a) neither the Distribution or Separation, nor the termination of the Participating Company status of HBI or any member of the HBI Group shall cause any employee to be deemed to have incurred a termination of employment; and (b) no transfer of employment between Sara Lee and HBI before the Distribution Date shall be deemed a termination of employment for any purpose hereunder.
ARTICLE IX
GENERAL PROVISIONS
     Section 9.1 Entire Agreement; Incorporation Of Schedules And Exhibits. This Agreement (including all Schedules and Exhibits referred to herein), the Separation Agreement and the other Ancillary Agreements constitute the entire agreement among the Parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof and thereof. All Schedules and Exhibits referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein.
     Section 9.2 Amendments And Waivers. This Agreement may be amended and any provision of this Agreement may be waived, provided that any such amendment or waiver shall be binding upon a Party only if such amendment or waiver is set forth in a writing executed by such Party. No course of dealing between or among any Persons having any interest in this

Agreement shall be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any Party under or by reason of this Agreement.
     Section 9.3 No Implied Waivers; Cumulative Remedies; Writing Required. No delay or failure in exercising any right, power or remedy hereunder shall affect or operate as a waiver thereof; nor shall any single or partial exercise thereof or any abandonment or discontinuance of steps to enforce such a right, power or remedy preclude any further exercise thereof or of any other right, power or remedy. The rights and remedies hereunder are cumulative and not exclusive of any rights or remedies that any Party hereto would otherwise have. Any waiver, permit, consent or approval of any kind or character of any breach or default under this Agreement or any such waiver of any provision of this Agreement must satisfy the conditions set forth in Section 9.2 and shall be effective only to the extent in such writing specifically set forth.
     Section 9.4 Parties In Interest. Nothing in this Agreement, express or implied, is intended to confer on any Person other than the Parties, their respective Groups, and their respective successors and permitted assigns, any rights or remedies of any nature whatsoever under or by virtue of this Agreement.
     Section 9.5 Assignment; Binding Agreement. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the Parties without the prior written consent of the other Parties, and any instrument purporting to make such an assignment without prior written consent shall be void; provided, however, either Party may assign this Agreement to a successor entity in conjunction with a merger effectuated solely for the purpose of changing such Party’s state of incorporation (but subject to any applicable requirements of the Tax Sharing Agreement). Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and permitted assigns.
     Section 9.6 Notices. All notices, demands and other communications given under this Agreement must be in writing and must be either personally delivered, telecopied (and confirmed by telecopy answer back), mailed by first class mail (postage prepaid and return receipt requested), or sent by reputable overnight courier service (charges prepaid) to the recipient at the address or telecopy number indicated below or such other address or telecopy number or to the attention of such other Person as the recipient party shall have specified by prior written notice to the sending party. Any notice, demand or other communication under this Agreement shall be deemed to have been given when so personally delivered or so telecopied and confirmed (if telecopied before 5:00 p.m. Eastern Standard Time on a business day, and otherwise on the next business day), or if sent, one business day after deposit with an overnight courier, or, if mailed, five business days after deposit in the U. S. mail.
(a) if to Sara Lee:
Sara Lee Corporation
Three First National Plaza

Chicago, Illinois 60602-4260
Attention: General Counsel
Facsimile Number: (312) 419-3187
(b) if to HBI:
Hanesbrands Inc.
1000 East Hanes Mill Road
Winston-Salem, North Carolina, 27105
Attention: General Counsel
Facsimile Number: (336) 714-7441
     Section 9.7 Severability. The Parties agree that (a) the provisions of this Agreement shall be severable in the event that for any reason whatsoever any of the provisions hereof are invalid, void or otherwise unenforceable, (b) any such invalid, void or otherwise unenforceable provisions shall be replaced by other provisions which are as similar as possible in terms to such invalid, void or otherwise unenforceable provisions but are valid and enforceable, and (c) the remaining provisions shall remain valid and enforceable to the fullest extent permitted by applicable law.
     Section 9.8 Governing Law. All questions concerning the construction, validity and interpretation of this Agreement shall be governed by and construed in accordance with the domestic laws of the State of Illinois, without giving effect to any choice of law or conflict of law provision (whether of the State of Illinois or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Illinois.
     Section 9.9 Submission To Jurisdiction. SUBJECT TO SECTION 9.12, EACH OF THE PARTIES IRREVOCABLY SUBMITS (FOR ITSELF AND IN RESPECT OF ITS PROPERTY) TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT SITTING IN CHICAGO, ILLINOIS, OR FORSYTH COUNTY, NORTH CAROLINA OR GUILFORD COUNTY, NORTH CAROLINA, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND AGREES THAT ALL CLAIMS IN RESPECT OF THE ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT; PROVIDED THAT THE PARTIES MAY BRING ACTIONS OR PROCEEDINGS AGAINST EACH OTHER IN OTHER JURISDICTIONS TO THE EXTENT NECESSARY TO ENFORCE THEIR RIGHTS UNDER THIS AGREEMENT UNDER STATE LAW OR TO IMPLEAD THE OTHER PARTY IN ANY ACTION COMMENCED BY A THIRD PARTY THAT IS RELATED TO THIS AGREEMENT. EACH PARTY ALSO AGREES NOT TO BRING ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT IN ANY OTHER COURT OR IN OTHER JURISDICTIONS UNLESS SUCH ACTIONS OR PROCEEDINGS ARE NECESSARY TO ENFORCE ITS RIGHTS UNDER THIS AGREEMENT UNDER STATE LAW OR IMPLEAD THE OTHER PARTY IN ANY ACTION COMMENCED BY A THIRD THAT IS RELATED TO THIS AGREEMENT. EACH OF THE PARTIES WAIVES ANY DEFENSE OF

INCONVENIENT FORUM TO THE MAINTENANCE OF ANY ACTION OR PROCEEDING SO BROUGHT AND WAIVES ANY BOND, SURETY, OR OTHER SECURITY THAT MIGHT BE REQUIRED OF ANY OTHER PARTY WITH RESPECT THERETO. ANY PARTY MAY MAKE SERVICE ON ANY OTHER PARTY BY SENDING OR DELIVERING A COPY OF THE PROCESS TO THE PARTY TO BE SERVED AT THE ADDRESS AND IN THE MANNER PROVIDED FOR THE GIVING OF NOTICES IN SECTION 9.6 ABOVE. NOTHING IN THIS SECTION 9.9, HOWEVER, SHALL AFFECT THE RIGHT OF ANY PARTY TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AT EQUITY. EACH PARTY AGREES THAT A FINAL NONAPPEALABLE JUDGMENT IN ANY ACTION OR PROCEEDING SO BROUGHT SHALL BE CONCLUSIVE AND MAY BE ENFORCED BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW OR AT EQUITY.
     Section 9.10 Waiver Of Jury Trial. AS A SPECIFICALLY BARGAINED FOR INDUCEMENT FOR EACH OF THE PARTIES HERETO TO ENTER INTO THIS AGREEMENT (AFTER HAVING THE OPPORTUNITY TO CONSULT WITH COUNSEL), EACH PARTY EXPRESSLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY LAWSUIT OR PROCEEDING RELATING TO OR ARISING IN ANY WAY FROM THIS AGREEMENT OR THE MATTERS CONTEMPLATED HEREBY.
     Section 9.11 Amicable Resolution. The Parties desire that friendly collaboration will develop between them. Accordingly, they will try to resolve in an amicable manner all disputes and disagreements connected with their respective rights and obligations under this Agreement in accordance with Section 6.12 of the Separation Agreement.
     Section 9.12 Arbitration. Except for suits seeking injunctive relief or specific performance, or in the event of any interpleader action arising from any proceeding commenced by a third party that relates to this Agreement, in the event of any dispute, controversy or claim arising under or in connection with this Agreement (including any dispute, controversy or claim relating to the breach, termination or validity thereof), the Parties shall submit any such dispute, controversy or claim to binding arbitration in accordance with Section 6.13 of the Separation Agreement.
     Section 9.13 Construction. The descriptive headings herein are inserted for convenience of reference only and are not intended to be a substantive part of or to affect the meaning or interpretation of this Agreement. Whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns, pronouns, and verbs shall include the plural and vice versa. Reference to any agreement, document, or instrument means such agreement, document, or instrument as amended or otherwise modified from time to time in accordance with the terms thereof, and if applicable hereof. The use of the words “include” or “including” in this Agreement shall be by way of example rather than by limitation. The use of the words “or,” “either” or “any” shall not be exclusive. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. The Parties agree that prior drafts of this Agreement shall be deemed not to provide any evidence as to the meaning of any provision hereof or the intent of the Parties hereto with respect hereto.
     Section 9.14 Counterparts. This Agreement may be executed in multiple counterparts (any one of which need not contain the signatures of more than one party), each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.
     Section 9.15 Limitation On Damages. Each Party irrevocably waives, and no Party shall be entitled to seek or receive from the other Party, consequential, special, indirect or incidental damages (including without limitation damages for loss of profits) or punitive damages, regardless of how such damages were caused and regardless of the theory of liability; provided, however, that to the extent a Party is required to pay any consequential, special, indirect or incidental damages (including without limitation damages for loss of profits) or punitive damages to a third party in connection with any claim, or any action or proceeding, by a Person (including any Governmental Authority) who is not a member of the Sara Lee Group or the HBI Group, such damages shall constitute direct damages and not be subject to the limitations set forth in this Section 9.15.
     Section 9.16 Delivery By Facsimile Or Other Electronic Means. This Agreement, and any amendments hereto, to the extent signed and delivered by means of a facsimile machine or other electronic transmission, shall be treated in all manner and respects as an original contract and shall be considered to have the same binding legal effects as if it were the original signed version thereof delivered in person. At the request of any Party, each other Party shall re-execute original forms thereof and deliver them to all other Parties. No Party shall raise the use of a facsimile machine or other electronic means to deliver a signature or the fact that any signature was transmitted or communicated through the use of facsimile machine or other electronic means as a defense to the formation of a contract and each such Party forever waives any such defense.
ARTICLE X
DEFINITIONS
     Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Separation Agreement. In addition, for purposes of this Agreement, the following terms shall have the following meanings:
     Section 10.1 401(k) Plan. “401(k) Plan,” when immediately preceded by “Sara Lee,” means the Sara Lee Corporation 401(k)Plan, a defined contribution plan. When immediately preceded by “HBI,” “401(k) Plan” means the Hanesbrands Inc. Retirement Savings Plan to be established by HBI pursuant to Section 1.2 and Article II.

     Section 10.2 Affiliated Company. “Affiliated Company” of any Person means, any entity that controls, is controlled by, or is under common control with such Person. As used herein , “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity, whether through ownership of voting securities or other interests, by contract , or otherwise.
     Section 10.3 Agreement. “Agreement” means this Employee Matters Agreement, including all the Schedules hereto, and all amendments made hereto from time to time.
     Section 10.4 Ancillary Agreements. “Ancillary Agreements” means all of the agreements, documents and instruments listed in Section 2.1 of the Separation Agreement.
     Section 10.5 Assets. “Assets” has the meaning set forth in the Separation Agreement.
     Section 10.6 Branded Apparel Business. “Branded Apparel Business” means the business conducted prior to the Separation Date by the Branded Apparel Americas/Asia Division of Sara Lee of manufacturing and marketing branded apparel in the intimates, underwear, leg wear and sportswear categories as described in a registration statement on Form 10 filed under the Securities Exchange Act of 1934, as amended, together with the rules and regulations promulgated thereunder.
     Section 10.7 Canadian Designated Pension Plan. “Canadian Designated Pension Plan” means the Sara Lee of Canada NS ULC Designated Employees’ Pension Plan.
     Section 10.8 Canadian Main Pension Plan. “Canadian Main Pension Plan” means the Sara Lee of Canada NS ULC Employees’ Main Pension Plan.
     Section 10.9 Canadian Pension Plans. “Canadian Pension Plans” means the Sara Lee of Canada NS ULC Designated Employees’ Pension Plan, the Sara Lee of Canada US ULC Pension Plan for Employees of Kiwi Canada, the Sara Lee of Canada US ULC Pension Plan for Employees of Tana Canada, the Fuller Brush Company, a Division of Sara Lee Corporation of Canada Ltd. Revised Retirement Plan Number 1 and the Fuller Brush Company, a Division of Sara Lee Corporation of Canada Ltd. Revised Retirement Plan Number 2.
     Section 10.10 Canadian SERP. “Canadian SERP” means the Sara Lee Corporation Supplemental Plan for Canadian Employees.
     Section 10.11 CMS. “CMS” means Centers for Medicare & Medicaid Services.
     Section 10.12 COBRA. “COBRA” means the continuation coverage requirements for “group health plans” under Title X of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended from time to time, and as codified in Code Section 4980B and ERISA Sections 601 through 608.

     Section 10.13 Code. “Code” means the Internal Revenue Code of 1986, as amended from time to time.
     Section 10.14 Dedicated Employee Agreement. “Dedicated Employee Agreement” means that certain agreement dated December 31, 2005 between Sara Lee and HBI pursuant to which (i) Sara Lee transferred to the employ of HBI, effective as of January 1, 2006, those employees who were employed by Sara Lee or the subsidiaries or divisions of Sara Lee identified therein and who were performing services exclusively for the Branded Apparel Business, as such business was conducted on December 31, 2005, and (ii) HBI agreed to continue to make such employees available to Sara Lee to exclusively render services for the Branded Apparel Business until the Distribution Date, and Sara Lee agreed to reimburse HBI for salary and other compensation paid to such employees.
     Section 10.15 Deferred Compensation Plan. “Deferred Compensation Plan,” when immediately preceded by “Sara Lee,” means the Sara Lee Executive Deferred Compensation Plan. When immediately preceded by “HBI,” “Deferred Compensation Plan” means the HBI Executive Deferred Compensation Plan.
     Section 10.16 Disability Plans. “Disability Plans,” when immediately preceded by “Sara Lee” means the Sara Lee short term disability program and the Sara Lee Long-Term Disability Plan and when immediately preceded by “HBI” means the short-term disability program and long-term disability plan to be established by HBI pursuant to Section 4.5.
     Section 10.17 Distribution. “Distribution” means the distribution by Sara Lee on a pro rata basis to the holders of the issued and outstanding shares of Sara Lee’s common stock of all of the issued and outstanding shares of HBI common stock owned by Sara Lee as further described in the Separation Agreement to the effect that HBI no longer constitutes a member of the Sara Lee controlled group, as determined in accordance with Code Sections 414(b), 414(c) and 414(m).
     Section 10.18 Distribution Date. “Distribution Date” means the date that the Distribution is consummated as provided in Section 3.2 of the Separation Agreement.
     Section 10.19 DOL. “DOL” means the United States Department of Labor.
     Section 10.20 ERISA. “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.
     Section 10.21 Executive Plans. “Executive Plans” when immediately preceded by “Sara Lee” means the welfare plans maintained by Sara Lee on behalf of its key executives and when immediately preceded by “HBI” means the welfare plans (if any) established by HBI on behalf of its executives.
     Section 10.22 FMLA. “FMLA” means the Family and Medical Leave Act of 1993, as amended from time to time.

     Section 10.23 Foreign Plan. “Foreign Plan,” means a Plan maintained by the Sara Lee Group or the HBI Group for the benefit of their employees outside the U.S.
     Section 10.24 Fringe Benefit Plans. “Fringe Benefit Plans,” when immediately preceded by “Sara Lee,” means the Sara Lee Employee Assistance Program, the Sara Lee Educational Assistance Plan, the Sara Lee Adoption Assistance Program and other fringe benefit plans, programs and arrangements, sponsored and maintained by Sara Lee. When immediately preceded by “HBI,” “Fringe Benefit Plans” means the fringe benefit plans, programs and arrangements to be established by HBI pursuant to Section 1.2 and Article VI.
     Section 10.25 FSA Plan. When preceded by “Sara Lee,” “FSA Plan” means the Sara Lee Flexible Spending Account Plan.
     Section 10.26 Group Insurance Plan. “Group Insurance Plan,” when immediately preceded by “Sara Lee,” means the Sara Lee Group Insurance Program. When immediately preceded by “HBI,” “Group Insurance Plan” means the group insurance program to be established by HBI pursuant to Section 1.2. that will provide basic life insurance, dependent life insurance, optional life insurance, accidental death and dismemberment insurance, business travel accident insurance and executive group universal life insurance.
     Section 10.27 HBI. “HBI” means Hanesbrands Inc., a Maryland corporation. In all such instances in which HBI is referred to in this Agreement, it shall also be deemed to include a reference to each member of the HBI Group, unless it specifically provides otherwise; HBI shall be solely responsible to Sara Lee for ensuring that each member of the HBI Group complies with the applicable terms of this Agreement.
     Section 10.28 HBI Employee. “HBI Employee” means any individual who is: (a) either actively employed by, or on leave of absence from, the HBI Group on the Distribution Date; (b) an HBI Terminated Employee; (c) designated as an HBI Employee (as of the specified date) by Sara Lee and HBI by mutual agreement; or (d) an alternate payee under a QDRO, alternate recipient under a QMCSO, beneficiary, covered dependent, or qualified beneficiary (as such term is defined under COBRA), in each case, of an employee or former employee, described in Subsections 10.28(a) through (c) next above with respect to that employee’s or former employee’s benefit under the applicable Plan(s) (unless specified otherwise in this Agreement, such an alternate payee, alternate recipient, beneficiary, covered dependent, or qualified beneficiary shall not otherwise be considered an HBI Employee with respect to any benefits he or she accrues or accrued under any applicable Plan(s), unless he or she is an HBI Employee by virtue of Subsections 10.28(a) through (c) next above). Notwithstanding the forgoing, “HBI Employee” shall include any employee covered by the Dedicated Employee Agreement.
     Section 10.29 HBI Group. “HBI Group” means HBI and each Subsidiary and Affiliated Company of HBI immediately after the Distribution Date, or that is contemplated to be a Subsidiary or Affiliated Company of HBI and each Person that becomes a Subsidiary or Affiliated Company of HBI after the Distribution Date.

     Section 10.30 HBI Plans. “HBI Plans” means the plans, policies, programs, payroll practices, and arrangements established or assumed by the HBI Group hereunder for the benefit of HBI Employees.
     Section 10.31 HBI Terminated Employee. “HBI Terminated Employee” means any individual who is: (a) a former employee of the Sara Lee Group who was terminated from the Branded Apparel Business on or before the Distribution Date; or (b) an alternate payee under a QDRO, alternate recipient under a QMCSO, beneficiary, covered dependent, or qualified beneficiary (as such term is defined under COBRA), in each case, of a former employee, described in Subsection 10.28(a) next above with respect to that former employee’s benefit under the applicable Plan(s). Notwithstanding the foregoing, “HBI Terminated Employee” shall not, unless otherwise expressly provided to the contrary in this Agreement, include an individual who is a Sara Lee Employee or an HBI Employee at the Distribution Date or an individual who is otherwise an HBI Terminated Employee, but who is subsequently employed by the Sara Lee Group or the HBI Group on or prior to the Distribution Date.
     Section 10.32 Health and Welfare Plans. “Health and Welfare Plans,” when immediately preceded by “Sara Lee,” means the Sara Lee Health Plans, the Sara Lee Section 125 Plan, the Sara Lee Group Insurance Plan, the Sara Lee Workers’ Compensation Plan and the health and welfare plans established and maintained by Sara Lee for the benefit of eligible employees of the Sara Lee Group, and such other welfare plans or programs as may apply to such employees as of the Distribution Date. When immediately preceded by “HBI,” “Health and Welfare Plans” means the HBI Health Plans, the HBI Section 125 Plan, and the health and welfare plans to be established by HBI pursuant to Section 1.2 and Article IV.
     Section 10.33 Health Plans. “Health Plans,” when immediately preceded by “Sara Lee,” means the Sara Lee Corporation Employee Health Benefit Plan, any other medical, HMO, vision, and dental plans and any similar or successor Plans. When immediately preceded by “HBI,” “Health Plans” means the Hanesbrands Inc. Employee Health Benefit Plan.
     Section 10.34 HIPAA. “HIPAA” means the Health Insurance Portability and Accountability Act of 1996, as amended from time to time.
     Section 10.35 HMO. “HMO” means a health maintenance organization that provides benefits under the Sara Lee Health Plans or the HBI Health Plans.
     Section 10.36 IRS. “IRS” means the United States Internal Revenue Service.
     Section 10.37 Liabilities. “Liabilities” has the meaning set forth in the Separation Agreement
     Section 10.38 Master Transition Services Agreement. “Master Transition Services Agreement” means the Ancillary Agreement which is Exhibit C to the Separation Agreement.

     Section 10.39 Option. “Option,” when immediately preceded by “Sara Lee,” means an option to purchase Sara Lee common stock pursuant to a Stock Plan. When immediately preceded by “HBI,” “Option” means an option to purchase HBI common stock pursuant to a Stock Plan.
     Section 10.40 Participating Company. “Participating Company” with respect to a Sara Lee Plan means: Sara Lee; any Person (other than an individual) that Sara Lee has approved for participation in, has accepted participation in, and which is participating in, a Plan sponsored by Sara Lee; and any Person (other than an individual) which, by the terms of such Plan, participates in such Plan or any employees of which, by the terms of such Plan, participate in or are covered by such Plan. “Participating Company” with respect to an HBI Plan means HBI; and any Person (other than an individual) that HBI has approved for participation in, has accepted participation in, and which is participating in, a Plan sponsored by HBI; and any Person (other than an individual) which, by the terms of such Plan, participates in such Plan or any employees of which, by the terms of such Plan, participate in or are covered by such Plan.
     Section 10.41 Parties. “Parties” means the parties to this Agreement.
     Section 10.42 Pension Plan. “Pension Plan” when immediately preceded by “Sara Lee,” means the Sara Lee Consolidated Pension and Retirement Plan. “Pension Plan” when immediately preceded by “HBI,” means the Hanesbrands Inc. Pension and Retirement Plan.
     Section 10.43 Performance Shares. “Performance Shares” means shares of restricted stock or restricted stock units awarded under a Sara Lee Stock Plan under which the employee’s vesting in such restricted stock or restricted stock units is subject to certain performance measures rather than the passage of time.
     Section 10.44 Person. “Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, and a governmental entity or any department, agency or political subdivision thereof.
     Section 10.45 Plan. “Plan” means any plan, policy, program, payroll practice, arrangement, contract, trust, insurance policy, or any agreement or funding vehicle providing compensation or benefits to employees, former employees, directors or consultants of Sara Lee or HBI.
     Section 10.46 Puerto Rico Plans. “Puerto Rico Plans” means the Sara Lee Personal Products Retirement Savings Plan of Puerto Rico, the Sara Lee Personal Products Hourly Retirement Plan of Puerto Rico, the Playtex Apparel Retirement Savings Plan for Hourly Puerto Rican Employees and the Playtex Apparel Pension Plan.
     Section 10.47 QDRO. “QDRO” means a domestic relations order which qualifies under Code Section 414(p) and ERISA Section 206(d) and which creates or recognizes an alternate payee’s right to, or assigns to an alternate payee, all or a portion of the benefits payable to a participant under the Sara Lee 401(k) Plan or the Sara Lee Pension Plan.
     Section 10.48 QMCSO. “QMCSO” means a medical child support order which qualifies under ERISA Section 609(a) and which creates or recognizes the existence of an alternate recipient’s right to, or assigns to an alternate recipient the right to, receive benefits for which a participant or beneficiary is eligible under any of the Health Plans.
     Section 10.49 Restricted Stock Unit. “Restricted Stock Unit,” when immediately preceded by “Sara Lee,” means a right to receive shares of Sara Lee common stock that are subject to transfer restrictions or to employment and/or performance vesting conditions, pursuant to a Sara Lee Stock Plan and when immediately preceded by “HBI,” means a right to receive shares of HBI common stock pursuant to the HBI Deferred Compensation Plan or a Restricted Stock Unit grant under the HBI Stock Plan.
     Section 10.50 Sara Lee. “Sara Lee” means Sara Lee Corporation, a Maryland corporation. In all such instances in which Sara Lee is referenced in this Agreement, it shall also be deemed to include a reference to each member of the Sara Lee Group, unless it specifically provides otherwise; Sara Lee shall be solely responsible to HBI for ensuring that each member of the Sara Lee Group complies with the applicable terms of this Agreement.
     Section 10.51 Sara Lee Employee. “Sara Lee Employee” means an individual who, on the Distribution Date, is: (a) either actively employed by, or on leave of absence from, the Sara Lee Group; (b) a Sara Lee Terminated Employee; or (c) an employee or group of employees designated as Sara Lee Employees by Sara Lee and HBI, by mutual agreement.
     Section 10.52 Sara Lee Group. “Sara Lee Group” means Sara Lee and each Subsidiary and Affiliated Company of Sara Lee (or any predecessor organization thereof).
     Section 10.53 Sara Lee Plans. “Sara Lee Plans” means the Plans maintained by Sara Lee and shall include the Sara Lee Pension Plan, Sara Lee 401(k) Plan, Sara Lee Health and Welfare Plans, Sara Lee Group Insurance Plan, Sara Lee Fringe Benefit Plans, the Canadian Pension Plans, and, until they are assumed by HBI, the Canadian Main Pension Plan and the Puerto Rico Plans.
     Section 10.54 Sara Lee Terminated Employee. “Sara Lee Terminated Employee” means any individual who is a former employee of the Sara Lee Group and who, on the Distribution Date, is not an HBI Employee.
     Section 10.55 Section 125 Plan. “Section 125 Plan,” when immediately preceded by “Sara Lee,” means the Sara Lee Corporation Flexible Compensation Plan and the Sara Lee FSA Plan. When immediately preceded by “HBI,” “Section 125 Plan” means the Hanesbrands Inc. Flexible Benefit Plan to be established by HBI pursuant to Sections 1.2 and 4.2.

     Section 10.56 Separation. “Separation” shall have the meaning set forth in the preamble to the Separation Agreement.
     Section 10.57 Separation Agreement. “Separation Agreement” means the Master Separation Agreement as described in the preamble of this Agreement.
     Section 10.58 Separation Date. “Separation Date” shall have the meaning set forth in Section 1.1 of the Separation Agreement.
     Section 10.59 SERP. “SERP,” when immediately preceded by “Sara Lee,” means the Sara Lee Supplemental Benefit Plan. When immediately preceded by “HBI,” “SERP” means the Hanesbrands Inc. Supplemental Employee Retirement Plan.
     Section 10.60 Severance Plans. “Severance Plans,” when immediately preceded by “Sara Lee,” means the Sara Lee Severance Pay Plan and the Sara Lee Severance Pay Plan for A&B Players.
     Section 10.61 Stock Plan. “Stock Plan,” when immediately preceded by “Sara Lee,” means the Sara Lee Corporation 1998 Long-Term Incentive Stock Plan and the Sara Lee Corporation 2002 Long-Term Incentive Stock Plan and any other plan, program, or arrangement pursuant to which employees and other service providers hold Options, Sara Lee Restricted Stock Units, or other Sara Lee equity incentives. When immediately preceded by “HBI,” “Stock Plan” means the Hanesbrands Inc. 2006 Omnibus Incentive Plan to be established by HBI pursuant to Section 1.2.
     Section 10.62 Subsidiary. “Subsidiary” of any person means a corporation or other organization, whether incorporated or unincorporated, of which at least a majority of the securities or interest having by the terms thereof ordinary voting power to elect at least a majority of the board of directors or others performing similar functions with respect to such corporation or other organization, is directly or indirectly owned or controlled by such Person or by any one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries; provided, however that no Person that is not directly or indirectly wholly-owned by any other Person shall be a Subsidiary of such other Person unless such other Person controls, or has the right, power or ability to control that Person. Unless the context otherwise requires, reference to Sara Lee and its Subsidiaries shall not include the subsidiaries of Sara Lee that will be transferred to HBI after giving effect to the Separation
     Section 10.63 Unemployment Insurance Program. “Unemployment Insurance Program,” when immediately preceded by “Sara Lee,” means the group unemployment insurance policies purchased by Sara Lee from time to time. When immediately preceded by “HBI,” “Unemployment Insurance Program” means any group unemployment insurance program to be established by HBI pursuant to Section 8.7.
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     IN WITNESS WHEREOF, each of the Parties has caused this Employee Matters Agreement to be executed on its behalf by its officers hereunto duly authorized on the day and year first above written.

SARA LEE CORPORATION

By:	/s/ Diana S. Ferguson

Diana S. Ferguson Senior Vice President

HANESBRANDS INC.

By:	/s/ Richard A. Noll

Richard A. Noll Chief Executive Officer

SCHEDULE 7.3
EMPLOYEE BENEFIT PLANS
Sara Lee Branded Apparel Hourly Employee Separation Pay Benefits Plan
Sara Lee Corporation Severance Pay Plan for Employees of Sara Lee Branded Apparel
Sara Lee Corporation Voluntary Transition Severance Pay Plan for Sara Lee Branded Apparel Employees
Sara Lee Corporation Supplemental Benefit Plan (SERP)
Hanesbrands Inc Supplemental Employee Retirement Plan (SERP)
Hanesbrands Inc. Key Executive Long Term Disability Plan
Hanesbrands Inc. Key Executive Life Insurance Plan
Sara Lee Corporation Employee Health Benefit Plan
Sara Lee Corporation Group Insurance Program
Sara Lee Corporation Business Travel Accident Insurance Plan
Sara Lee Corporation Flexible Spending Account Plan
Sara Lee Corporation Employee Stock Purchase Plan
Sara Lee Corporation Long-Term Disability Plan

SCHEDULE 8.3
COLLECTIVE BARGAINING AND LABOR AGREEMENTS
UNITED STATES
Agreement between Sara Lee Underwear/Sock and the Southern Regional Joint Board of UNITE HERE, AFL-CIO, CLC.
(dated May 20, 2004, expires May 19, 2007)
Agreement between Associated Corset and Brassiere Manufacturers, Inc. and Local 62-32 and Local 10 of UNITE.
(dated July 1, 2003, expires June 30, 2006)
ARGENTINA
La Federacion Argentina de la Industria de la Indumentaria y Afines F.A.I.I.A. y el Sindicato de Empleados Textiles de la Industria y Afines de la Republica Argentina — S.E.T.I.A.
(dated March 11, 1998)
Federacion Argentina De La Industria De La Indumentaria y Afines (F.A.I.I.A.) y La Union Cortadores de la Indumentaria, (U.C.I.).
(dated August 31, 2005)
Federacion Argentina de la Industria de la Indumentaria y Afines F.A.I.I.A. y Federacion Obrera de la Industria del Vestido y Afines, F.O.N.I.V.A.
(dated March 12, 1993 with amendments dated April 24, 1996)
BRAZIL
Agreement between Sinditextil and Sindicato does Mestres E Contramestres, Pessoal de Escritorio E Cargos de Chefia NA Industria de Fiacao E Tecelagem No Estado de Sao Paulo.
(dated January 11, 2005, expires October 31, 2006 and currently being renegotiated).
Agreement between Sinditextil and Sindicato Dos Trabalhadores NA Industria de Fiacao E Tecelagem de Sao Paolo.
(dated January 11, 2005, expires October 31, 2006 and currently being renegotiated).
CANADA
Agreement between Canadelle and L’Association des Employes de Canadelle Inc., Usine de Montreal.
(dated March 1, 2003, expired March 3, 2006 and currently being renegotiated).

Agreement between Canadelle and L’Union des Employes de Canadelle, Centre de Distribution des Grandes-Prairies.
(dated July 4, 2004, expires July 1, 2007 and currently being renegotiated).
MEXICO
Agreement between Industrias Internacionales de San Pedro, S.A. de C.V. and Sindicato de Trabajadores de la Industria Manufacturera y Maquiladora de Coahuila, C.T.M.
(dated July 17, 2000, review scheduled for February 1, 2007).